Exhibit 10.2

* Certain confidential information contained in this document, marked by asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

GREEN DOT EVERYDAY-BRANDED ADDITIONAL CARD AMENDMENT TO
WALMART MONEYCARD PROGRAM AGREEMENT
This Green Dot Everyday-Branded Card Additional Card Amendment to Walmart MoneyCard Program Agreement (“Amendment”) is made as of June 1, 2014 (“Amendment Effective Date”) by and among (1) Wal-Mart Stores, Inc., Wal-Mart Stores Texas L.L.C., as the successor to Wal-Mart Stores Texas, L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, Wal-Mart Puerto Rico, Inc. and Wal-Mart Stores East, L.P., (each of the foregoing, individually and collectively, “Retailer”), (2) Green Dot Bank (“Bank”), and (3) Green Dot Corporation (“Green Dot”). Each of the foregoing parties is sometimes referred to herein as “Party,” and collectively they are referred to as the “Parties.”
WHEREAS, Retailer, Green Dot and GE Money Bank, n/k/a GE Capital Retail Bank entered into that certain Walmart Money Card Program Agreement, as from time to time amended (as amended, “Agreement”), pursuant to which, among other things, Walmart sells in its Participating Stores Walmart MoneyCards issued by Bank and serviced by Green Dot, sells Additional Cards issued by Bank and provides POS Loads with respect to Walmart MoneyCards, GD Network Cards and Third Party Cards;
WHEREAS, Bank is the assignee of the rights and obligations of GE Money Bank, n/k/a GE Capital Retail Bank under the Agreement and related agreements, including the May 27, 2010 Amended and Restated Agency Appointment Agreement between Retailer and GE Money Bank, n/k/a GE Capital Retail Bank;
WHEREAS, Retailer, Bank and Green Dot desire to amend the Agreement to, among other things, include the Green Dot Everyday-branded Visa and MasterCard general purpose reloadable card as an “Additional Card” Retailer is authorized to sell pursuant to Article XVIII of the Agreement and to include the Green Dot Everyday-branded Visa and MasterCard in the Load Program pursuant and subject to the terms and conditions of the Agreement;
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.    Capitalized terms used in this Amendment and not specifically defined in this Amendment shall have the meaning set forth in the Agreement.
2.    The definition of “Load Program” in Appendix I, “Certain Defined Terms,” of the Agreement is deleted in its entirety and replaced by the following:
“Load Program” means the program in which Green Dot loads Walmart MoneyCards, Additional Cards, GD Network Cards and Third Party Cards as set forth in Schedule 4.13 through POS Loads (including Online Loads) and Reload Packs (to the extent offered in Participating Stores) through the GD Network.
3.    The definition of “Walmart MoneyCard” deleted in its entirety and replaced by the following:
“Walmart MoneyCard” has the meaning given to it in Section 1.1 and includes the Walmart MoneyCard Basic, the Walmart MoneyCard Plus, Walmart MoneyCard Specialty cards (including the NASCAR card, NFL team card and Mossy Oak card) and the Walmart MoneyCard Preferred card.
4.    Section 18.1 of the Agreement is deleted in its entirety and replaced by the following:
18.1    General: Retailer, Green Dot and Bank have established a program under which Retailer shall market and distribute the Additional Cards (as described in Section 18.3) and market, promote, distribute and provide POS Loads of Additional Cards. Except as expressly set forth in this Article XVIII or to the extent not permitted under Applicable Law, (a) Retailer shall have the same rights and obligations with respect to the Additional Cards as Retailer has under this Agreement with respect to the Walmart MoneyCards, and (b) Green Dot and Bank shall have the same rights and obligations with respect to the Additional Cards as Green Dot and Bank have under this Agreement with respect to the Walmart MoneyCards.
5.    Section 18.2 of the Agreement is deleted in its entirety and replaced with “Reserved.”
6.    Section 18.3 of the Agreement is deleted in its entirety and replaced by the following:
18.3.    Additional Cards. “Additional Card(s)” means those Card Products issued by Bank sold at Participating Stores and identified in Schedule 18.3 of this Agreement. The initial purchase fee charged by Bank to purchasers of Additional Cards is as set forth on Schedule 18.3, which fee is subject to all of the rights and obligations of the Parties with respect to purchase fees as set forth in this Agreement.
7.    Section 18.4 of the Agreement is deleted in its entirety and replaced by the following:
18.4    Compensation. Except as expressly set forth in this Section 18.4, Retailer’s compensation with respect to the sale, distribution and marketing of Additional Cards is as set forth in this Agreement with respect to the Walmart MoneyCards, including without limitation, commissions and revenue sharing on the same commission and revenue sharing structure described in Schedule 5.2.
For the purposes of Schedule 5.2, as applied to the Additional Cards:
(i) “Program Revenue” includes the sum of [*] (including [*]), [*] received by [*] from [*] and all other [*] resulting from Additional Cards sold at Participating Stores (in each case, net of [*] and [*]) but excluding: (1) [*]; (2) fees for [*] to [*] at a [*] other than [*]; and (3) fees for [*] to [*] at [*]; and

*Confidential Treatment Requested

(ii) “Walmart MoneyCard Sales” or “Walmart MoneyCard sales” includes sales of Additional Cards at Participating Stores.
In addition, Green Dot shall pay Retailer a commission for POS Loads of Additional Cards in accordance with Section 4.4(d) and Schedule 4.4(d) of the Agreement.
8.    Section 18.8 of the Agreement is deleted in its entirety and replaced by the following:
18.8.    Limited Appointment. Bank confirms and ratifies its appointment of Retailer as its agent for the purpose of marketing, distributing and selling Additional Cards and POS Loads of Additional Cards at Participating Stores pursuant to the May 27, 2010 Amended and Restated Appointment Agreement. The terms set forth in Schedule 18.8 of this Agreement will apply with respect to Participating Stores in the State of New York.
9.    Schedule 18.3 of the Agreement is deleted in its entirety and replaced by the following:
SCHEDULE 18.3 — ADDITIONAL CARDS — ECONOMIC TERMS

Card Name	Walmart Branding	Bank’s Purchase Fee	GD Network Card for purposes of Schedule 4.4(d)	Third Party Card for purposes of Schedule 4.4(d)
RushCard Live	No	$4.00	Yes	No
Green Dot-Everyday Card (both Visa and MasterCard)	No	$2.50	Yes	No
10.    Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.

IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment Effective Date.
WAL-MART STORES, INC.    GREEN DOT BANK
WAL-MART STORES ARKANSAS, LLC
WAL-MART STORES EAST, L.P.
WAL-MART STORES TEXAS, L.L.C.    By: /s/ Lewis B. Goodwin
WAL-MART LOUISIANA, LLC    Name: Lewis B. Goodwin
WAL-MART PUERTO RICO, INC.    Title: CEO and President
By: /s/ Daniel J. Eckert
Name: Daniel J. Eckert
Title: Senior Vice President

GREEN DOT CORPORATION
By: /s/ Steve Streit
Name: Steve Streit
Title: Chief Executive Officer